DISTRIBUTION AGREEMENT


       THIS AGREEMENT is made as of April 17, 2001, by and between The Haven Capital Management Trust (the "Company"), a Delaware business trust on behalf of The Haven Fund, a diversified portfolio of the Company and Sunstone Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

                               W I T N E S S E T H

       WHEREAS, the Company is an open-end, diversified management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Company desires to retain the Distributor as its distributor to provide for the sale and distribution of units of beneficial interest ("shares") in the Company's investment portfolio known as The Haven Fund (the "Fund"), and the Distributor is willing to render such services.

       NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.     APPOINTMENT OF THE DISTRIBUTOR.
       -------------------------------

       The Company hereby appoints the Distributor as distributor of the shares of the Fund on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and duties on the terms and for the period set forth in this Agreement.


2.     DELIVERY OF DOCUMENTS.
       ----------------------

       The Company has furnished the Distributor with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

       a. The Company's Agreement and Declaration of Trust dated as of March 17, 1994 (the "Declaration of Trust");

       b.     The Company's By-Laws;

       c. Resolutions of the Company's Board of Trustees authorizing the execution and delivery of this Agreement;

       d. The Company's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund (the Registration Statement, as presently in effect and as, from time to time, amended or supplemented is herein called the "Registration Statement");

       e. The Company's most recent Prospectus and Statement of Additional Information and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectuses");

       f. Minutes of the meetings of the Company's Board of Trustees since the Company's inception;

       g. Copies of all non-routine correspondence between the Commission or its staff and the Company or its agents or representatives; and

       h. Copies of all correspondence from PFPC Inc. to the officers of the Company disclosing actual or potential blue sky violations and information regarding any other actual or potential blue sky violations which have come to the attention of the Company.


3.     SERVICES AND DUTIES OF THE DISTRIBUTOR.
       ---------------------------------------

       The Distributor enters into the following covenants with respect to its services and duties:

       a. The Distributor agrees to sell, as agent, from time to time during the term of this Agreement, shares of the Fund upon the terms and at the current offering price as described in the Prospectuses. The Distributor will act only in its own behalf as principal in entering into agreements with selected dealers. No broker-dealer or other person which enters into a selling or servicing agreement with the Distributor shall be authorized to act as agent for the Company or the Fund in connection with the offering or sale of shares of the Fund to the public or otherwise. The Distributor shall use reasonable efforts to sell shares of the Fund but shall not be obligated to sell any certain number of shares.

       b. The Distributor shall prepare and, after review by the Company, file with the federal and state agencies or other organization as required by federal, state, or other applicable securities laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for the Fund. The Company will not permit the use of any sales literature unless (i) it has been so reviewed and filed, and (ii) its final version has been approved by the Distributor.

       c. In performing all of its services and duties as the Distributor, the Distributor will act in conformity with the Declaration of Trust, By-Laws, Prospectuses and resolutions and other instructions of the Company's Board of Trustees and will comply with the requirements of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act and all other applicable federal or state laws.

       d. The Distributor shall provide such written reports, describing its expenditures with respect to its services and duties and the purposes for which such expenditures were made, as the Company may reasonably request.


4.     DUTIES AND REPRESENTATIONS OF THE COMPANY.
       ------------------------------------------

       The Company enters into the following covenants and makes the following representations:

       a. The Company represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with the Declaration of Trust, By-Laws, Prospectuses and resolutions and other instructions of its Board of Trustees and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Fund are offered and sold, and the rules and regulations thereunder;

       b. The Company shall take all necessary action to maintain the registration of the shares of the Fund under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of shares and for supplying information, prices and other data to be furnished by the Company;

       c. The Company shall qualify and maintain the qualification of an appropriate number of shares of the Fund and otherwise take all actions which may be reasonably necessary in the discretion of the Company's officers in connection with the qualification of the shares of the Fund for sale in such states as the Distributor and the Company may approve, and the Company shall pay all expenses which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its own qualification as a broker under State or Federal laws;

       d. The Company represents and warrants to the Distributor that the Registration Statement contains, and that the Prospectuses at all times will contain, all statements required by the 1933 Act, the 1940 Act and the rules and regulations of the Commission, and are in conformity with and will in all material respects conform to the applicable requirements of the 1933 Act, the 1940 Act and the rules and regulations of the Commission, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 4 shall apply to statements made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Distributor specifically for inclusion in the Registration Statement or Prospectuses.

       e. The Company agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary in order to comply with the 1933 Act, the 1940 Act and applicable state securities laws and in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectuses, or necessary in order that there may be no omission to state a material fact in the Registration Statement or prospectuses which omission would make the statements therein misleading. If the Company shall not propose an amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Company shall give the Distributor notice and copies within a reasonable period of time prior to the filing of any amendment to the Registration Statement or supplement to the Prospectuses; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to the Registration Statement and/or supplements to the Prospectuses, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional;

       f. The Company shall, at its expense, keep the Distributor fully informed with regard to its affairs including, without limitation, all material communications with the Commission or its staff and state securities regulators by or on behalf of the Company, and in connection therewith shall furnish the Distributor from time to time such information as the Distributor may reasonably request, and the Company warrants that the statements contained in any such information shall be true and correct. The Company shall also furnish the Distributor with: (a) annual audited reports of the Company's books and accounts with respect to the Fund, made by independent public accountants regularly retained by the Company; (b) semi-annual reports with respect to the Fund prepared by or on behalf of the Company; (c) materials submitted to the Company's Board of Trustees and minutes of meetings of the Company's Board of Trustees; and (d) copies of any correspondence between the Commission or its staff and the Company or its agents or representatives.

       g. The Company shall cause the Company's other service providers to provide such information and reports as the Distributor may reasonably request including, without limitation, certifications and supporting documentation regarding compliance with applicable federal and state laws, rules and regulations;

       h. In addition to the information and reports provided in Section (2) above and without limiting the reports that may be requested under paragraph 4(g) above, the Company shall (1) cause the Company's other service providers to provide (i) promptly after the end of each month a report created by the Price Waterhouse Blue II blue sky computer system known as the "Registration Period Sales Report" (the "PW Report") or a report providing substantially the same information as the PW Report, together with current exemption codes being used,
(ii) copies of all non-routine correspondence from or to state securities regulators and (2) promptly inform Sunstone of each instance of non-compliance with applicable blue sky laws which comes to the attention of the Company.

       i. The Company shall have the right to suspend the sale of shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of shares of the Fund at any time permitted by the 1940 Act or the rules and regulations of the Commission, and the Company shall advise the Distributor promptly of any such suspension;

       j. The Company reserves the right to reject any order for shares but will not do so arbitrarily or without reasonable cause; and

       k. The Company agrees to advise the Distributor promptly in writing:

              (i) of any request by the Commission for amendments to the Registration Statement or Prospectuses;

              (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or Prospectuses then in effect or the initiation of any proceeding for that purpose; and

              (iii) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectuses or which requires the making of a change in such Registration Statement or Prospectuses in order to make the statements therein not misleading.


5.     EXPENSES.
       --------

       a. The Distributor will bear all expenses incurred by it or its employees in performing its duties hereunder, subject to the terms of Section 6(b).

       b. The Fund will bear all expenses not specifically borne by the Distributor hereunder including without limitation responsibility for the following:

              (i) legal, accounting and auditing expenses, including legal fees of special counsel at any time retained for those members of the Board who are not interested persons of the Fund and expenses relating to the use of consulting services by the Fund provided that the use of such services is approved by the Fund's trustees;

              (ii) charges of custodians, transfer agents, administrators, fund accountants and other agents;

              (iii) costs of preparing share certificates;

              (iv) expenses of setting in type and printing prospectuses, statements of additional information and supplements thereto, shareholder reports and proxy materials;

              (v) costs of mailing prospectuses, statements of additional information and supplements thereto to all shareholders as well as shareholder reports and proxy material;

              (vi) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund;

              (vii) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations;

              (viii)costs of mailing and tabulating proxies and costs of shareholders and directors meetings; and

              (ix) except as expressly agreed to by the Distributor, preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of shares.


6.     COMPENSATION.
       -------------

       a. For the services provided pursuant to this Agreement, and subject to the limitations contained in subsection 5(c) below, the Fund will pay to the Distributor a fee, payable monthly in arrears, at the annual rate of 0.10% per annum of the Fund's average daily net assets; provided, however, that such compensation shall be subject to a minimum monthly fee of $7,083.

       b. In addition to the compensation payable pursuant to subsection 6(a) above, the Fund will reimburse the Distributor or pay directly, at the Distributor's discretion, the Distributor's (i) out-of-pocket expenses including, without limitation, typesetting, printing and distribution of prospectuses and shareholder reports, production, printing and distribution of sales materials and forms, placement of media advertising, engagement of designers, free lance writers and public relations firms, long distance telephone lines, services and charges, postage, overnight delivery charges, storage of inventory, regulatory filing fees and travel, lodging and meals and
(ii) amounts paid by Distributor to dealers or other persons entering into a selling or servicing agreement with Distributor.

       c. Subject to and calculated in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., if during any annual period the total of

              (i) the compensation payable under paragraphs (a) and (b) of this Section 6 to the Distributor when added to

              (ii) any amount paid by the Fund, which payment was primarily intended to result in the sale of shares pursuant to the Fund's distribution plan adopted under Rule 12b-1 of the 1940 Act and which was approved by the Distributor, exceeds .25% of the Fund's average daily net assets, the Distributor will rebate that portion of its fee necessary to result in the total of (i) and (ii) above not exceeding .25% of the Fund's average daily net assets.

7.     LIMITATIONS OF LIABILITY.
       -------------------------

       The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8.     PROPRIETARY AND CONFIDENTIAL INFORMATION.
       -----------------------------------------

       The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.


9.     INDEMNIFICATION.
       ----------------

       a. The Company on behalf of the Fund agrees that the Fund will indemnify, defend and hold harmless the Distributor, and each of its present or former directors, officers, employees or representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating, defending or preparing to defend any alleged losses, claims, demands, liabilities, damages or expenses and any legal or other expenses incurred in connection therewith) which Distributor, each of its present and former directors, officers, employees or representatives or any such controlling person, may incur or become subject under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, the Prospectuses, any annual or interim report to shareholders, any application or other document executed by or on behalf of the Company with respect to the Fund, or are based upon information furnished by or on behalf of the Company with respect to such Fund filed in any state or jurisdiction in order to qualify the shares under the securities or blue sky laws thereof ("Blue Sky application"), or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company's obligation to indemnify Distributor and any of the foregoing indemnitees, shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectuses, annual or interim report or Blue Sky application with respect to the Fund in reliance upon and in conformity with written information furnished to the Company or its counsel by the Distributor specifically for inclusion therein; and provided further that this indemnity agreement shall not inure to the benefit of any person unless a court of competent jurisdiction shall determine in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement ("disabling conduct"), or, in the absence of such a decision and without limiting the Distributor's ability subsequently to seek a final decision on the merits by a court of competent jurisdiction as to whether the person to be indemnified was not liable by reason of disabling conduct, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of directors who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the Investment Company Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. Notwithstanding anything herein to the contrary, any indemnity under this Section 9 shall be paid only out of the assets of the Fund.

       b. The Distributor will indemnify, defend and hold harmless the Company and the Fund, and each of its present or former trustees, officers, employees or representatives and any person who controls the Company within the meaning of
Section 15 of the 1933 Act, from and against any and all losses, claims, demands, liabilities, damages or expenses (including the costs of investigating, defending or preparing to defend any alleged losses, claims, demands, liabilities, damages or expenses and any legal or other expenses incurred in connection therewith), to which any of them may become subject under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any annual or interim report to shareholders or any Blue Sky application, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omissions was made in reliance upon and in conformity with written information furnished to the Company or its counsel by the Distributor specifically for inclusion therein.


10.    DURATION AND TERMINATION.
       -------------------------

       This Agreement shall become effective upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue until December 31, 2001. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Company's Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a "majority of the outstanding voting securities" of the Company; provided, however, that this Agreement may be terminated, at any time, without the payment of any penalty, upon 60 days' written notice, by the Company by vote of a majority of the members of the Board of Trustees who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Company's distribution plan or in any agreement related to such plan, by a vote of a "majority of the outstanding voting securities" of the Company, or by the Distributor. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

11.    AMENDMENT OF THIS AGREEMENT.
       ----------------------------

       No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.


12.    NOTICES.
       --------

       Notices of any kind to be given to the Company hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Company c/o Haven Capital Management, Inc., 655 Third Avenue, New York, New York, 10017, Attention: Colin C. Ferenbach, with a copy to Debevoise & Plimpton, 555 13th Street, N.W., Washington, D.C., 20004, Attention: Marcia L. MacHarg, or at such other address or to such individual as shall be so specified by the Company to the Distributor.

       Notices of any kind to be given to the Distributor hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to Sunstone Distribution Services, LLC, 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin, 53202, Attention: Miriam M. Allison or at such other address or to such other individual as shall be so specified by the Distributor to the Company.


13.    GOVERNING LAW.
       --------------

       This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.


14.    MISCELLANEOUS.
       --------------

       a. The services of the Distributor rendered to the Fund are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Company recognizes that from time to time directors, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other corporations or trusts (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting or other agreements with other corporations or trusts.

       b. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

       c. The names "The Haven Capital Management Trust" and "Trustees of The Haven Capital Management Trust" refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, which is hereby referred to and a copy of which is on file at the principal office of the Company. The obligations of the Company and the Fund under this Agreement are not binding upon any of the trustees, shareholders, officers, employees or agents of the Company individually but are binding only upon the assets and property of the Fund (as such assets and property are delineated by the Declaration of Trust).


15.    COUNTERPARTS.
       -------------

       This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                       THE HAVEN CAPITAL MANAGEMENT TRUST


                           By: /s/ Colin C. Ferenbach
                               --------------------------------------------

                               Colin C. Ferenbach
                               President


                       SUNSTONE DISTRIBUTION SERVICES, LLC


                           By: /s/ Miriam M. Allison
                               --------------------------------------------

                               Miriam M. Allison
                               President